UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported):    June 1, 1998




                             SYNAPTX WORLDWIDE, INC.
             (Exact name of Registrant as Specified in its Charter)


       UTAH                          0-22969                    87-0375342
 (State or Other                   (Commission                (IRS Employer
  Jurisdiction)                    File Number)           Identification Number)


            168 East Highland Avenue, Suite 300, Elgin, IL 60120-5507




Registrant's Telephone Number, Including Area Code:(847) 622-0200

                                    FORM 8-K

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

           On June 1, 1998, Synaptx Worldwide, Inc. (the "Company") entered into an Agreement and Plan of Merger ("Agreement") with the Shareholders of Primus Marketing Associates, Inc., a Minnesota Corporation ("Primus"), related to the acquisition by the Company of one hundred percent (100%) of the issued and outstanding shares of capital stock of Primus in exchange for 214,286 shares of the Company's common stock, $.001 par value (the "Common Stock").

         Additionally, the former shareholders of Primus may earn additional Common Stock of the Company upon the attainment by Primus of specified annual "commission revenues" and "earnings" for the two subsequent twelve month periods. If Primus meets the specified "commission revenues" and "earnings" amounts for both twelve month periods, the additional consideration could amount to $375,000 divided by the market price at the time of issuance. The additional consideration, if any, would be added to the costs in excess of net assets acquired and will be amortized on the straight-line method over the remaining life of the 10 year amortization period associated with these costs.

         Primus is a sales representative firm based in Minnetonka, Minnesota that provides field sales and business development support for specified product lines and/or territories for clients under contract which include telecommunications (both voice and data networking), electric utility, and cable TV original equipment manufacturers, commonly referred to as OEMs, located primarily in the north central section of the United States. Primus has been active for the past eleven years. Primus's operations consist of sales representatives who sell to the private network, public telephone network, cable operating companies and alternate access provider communication markets. Primus currently represents RELTEC, Alcoa Fujikara, Amp and Raytheon in addition to approximately 20 other clients. Primus currently has nine employees. Commissions earned by Primus range from 3% up to 8%, depending on the sophistication of the customers' products and services represented.

         Currently, Primus is generating average monthly commission revenues of approximately $75,000 - $85,000. Management of the Company believes that contractual relations by Primus with its existing clients, which allow for termination by either party with minimal notification periods (standard in the industry), are in good standing. Furthermore, management believes that the opportunity of providing a national client sales representation focus will allow for increased geographic service scope with existing Clients and an opportunity of adding additional Clients.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

           (a)    Financial statements of business acquired.

                  1. Financial statements of Primus Marketing Associates, Inc. as of and for the twelve months ended May 31, 1998 (audited)

           (b)       Pro forma financial information

                  1. Pro forma condensed consolidated statement of operations of Synaptx Worldwide, Inc. for the year ended August 31, 1997

                  2. Pro forma condensed consolidated balance sheet as of May 31, 1998 and the proforma condensed consolidated statement of operations of Synaptx Worldwide, Inc. for the nine months ended May 31, 1998

                  3.      (c) Exhibits included herewith:

                  10.1 Agreement and Plan of Stock for Stock Exchange, dated June 1, 1998, between Synaptx Worldwide, Inc. (the "Company") and John Primus and Jannine Primus.

                  10.2 Employment Agreement, dated June 1, 1998, between Primus Marketing Associates, Inc. and John E. Primus.

                  10.3 Non-compete Agreement, dated June 1, 1998, between the Company and John E. Primus.

                  10.4 Non-compete Agreement, dated June 1, 1998, between the Company and Jannine Primus.

INDEPENDENT AUDITORS' REPORT


PRIMUS MARKETING ASSOCIATES, INC.
MINNETONKA, MINNESOTA

We have audited the accompanying balance sheet of Primus Marketing Associates, Inc. as of May 31, 1998 and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Primus Marketing Associates, Inc. as of May 31, 1998, and the results of their operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.




/s/ BDO Seidman, LLP

Chicago, Illinois
August 10, 1998

PRIMUS MARKETING ASSOCIATES, INC.
BALANCE SHEET
AS OF MAY 31, 1998



ASSETS
CURRENT ASSETS:
      Cash                                                          $     625
      Accounts receivable                                             118,386
                                                                    ---------
            Total current assets                                      119,011

EQUIPMENT                                                             141,055
              Less accumulated depreciation                           (78,562)
                                                                    ---------
             Net  equipment                                           62,493

TOTAL ASSETS                                                        $ 181,504
                                                                    =========


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                                 $  13,216
   Current portion of long term debt                                    3,180
   Accrued expenses and taxes                                          33,533
                                                                    ---------
              Total current liabilities                                49,929

Long-term debt                                                          6,126
                                                                    ---------

TOTAL LIABILITIES                                                      56,055

COMMITMENTS                                                                 -


STOCKHOLDERS' EQUITY
   Common stock; $.01 par value; 100,000 shares
      authorized, 200 issued and outstanding                                2
   Additional paid in capital                                          39,842
  Retained earnings                                                    85,605
                                                                    ---------

              Total stockholders' equity                              125,448

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 181,504
                                                                    =========


              See accompanying summary of accounting policies and
                         notes to financial statements.

PRIMUS MARKETING ASSOCIATES, INC
STATEMENT OF OPERATIONS AND RETAINED EARNINGS
FOR THE YEAR ENDED MAY 31, 1998



Commissions earned                                              $ 1,066,161

Cost of services                                                    837,116
                                                                -----------

Gross Profit                                                        229,045

Selling, general and administrative expenses                        238,176

Depreciation                                                         27,435
                                                                -----------

Net loss                                                            (36,566)

Retained earnings, at beginning of year                             239,275

Distributions                                                      (117,104)

Retained earnings, at end of year                               $    85,605
                                                                ===========


              See accompanying summary of accounting policies and
                         notes to financial statements.

PRIMUS MARKETING ASSOCIATES, INC
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED MAY 31, 1998




CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                        $  (36,566)

   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation                                                     27,435
      Loss on disposal of fixed assets                                  8,418
   Changes in assets and liabilities net of assets acquired:
      Decrease in accounts receivable                                  53,906
      Decrease in other current assets                                  5,891
      Decrease in accounts payable                                     (2,786)
      Decrease in accrued expenses and taxes                          (14,536)
                                                                    ---------
              Net cash provided by operating activities                41,762

CASH FLOWS FROM INVESTING ACTIVITIES
      Fixed asset additions                                           (46,163)
      Proceeds from sale of fixed assets                               56,420
                                                                    ---------
               Net cash from investing activities                      10,257

CASH FLOWS FROM FINANCING ACTIVITIES
      Distributions to shareholders                                  (117,104)
      Reductions in short-term debt                                   (11,425)
      Reductions in long-term debt                                    (15,401)
                                                                    ---------
               Net cash used in financing activities                 (143,930)
                                                                    ---------

NET DECREASE IN CASH                                                  (91,911)

Cash at beginning of year                                              92,536
                                                                    ---------
CASH AT END OF YEAR                                                 $     625
                                                                    =========


              See accompanying summary of accounting policies and
                         notes to financial statements.

PRIMUS MARKETING ASSOCIATES, INC.
SUMMARY OF ACCOUNTING POLICIES

NATURE OF OPERATIONS

       Primus Marketing Associates, Inc. (the "Company"), founded in April, 1987, is a sales representative firm based in Minnetonka, Minnesota. The Company also maintains a sales office in Bismarck, North Dakota. The Company provides field sales and business development support for specified product lines and/or territories for clients under contract. Clients include telecommunications (both voice and data networking), cable TV, and electric utility original equipment manufacturers, commonly referred to as OEM's, located primarily in the upper north central United States. These clients pay a negotiated commission on all sales associated with the contracted coverage.

REVENUE RECOGNITION

       Revenues consist of commissions earned on the sales of manufacturers' goods to end use customers or distributors. Commissions are earned as a percentage of sales made and generally range from 3.0% up to 8%, depending on the sophistication of the customers' products and services represented. Revenue is recognized when sales take place which precedes the actual collection of the commission by approximately sixty days. Therefore, approximately two months of estimated commissions earned but not collected are recorded as accounts receivable.

FIXED ASSETS

       Fixed assets, consisting of office equipment and automobiles, are stated at cost. Depreciation is computed over the estimated useful lives of the assets, ranging from five to seven years, using the straight line method.

INCOME TAXES

       The Company, with the consent of its shareholders, elected to be taxed as an "S" corporation in compliance with elections under the Internal Revenue Code. In lieu of corporation income taxes, the shareholders of an "S" corporation are taxed on their proportionate share of the company's taxable income. Accordingly, no liability or provision for federal income taxes is included in the accompanying financial statements nor are any deferred taxes provided for temporary differences between the tax bases of assets and liabilities and their financial reporting amounts at year-end.

       Since the acquisition date, the Company's results are included with Synaptx Worldwide, Inc.'s results and will be reflected in a consolidated federal income tax return. (See Note 1).

ESTIMATES

       The accompanying financial statements include estimated amounts and disclosures based on management's assumptions about future events. Actual results may differ from those estimates.

FINANCIAL INSTRUMENTS

       Financial instruments which potentially subject the Company to concentrations of risk consist principally of accounts receivable. The carrying values reflected in the balance sheet reasonably approximate the fair values for accounts receivable and payable.

PRIMUS MARKETING ASSOCIATES, INC.
NOTES TO FINANCIAL STATEMENTS


NOTE 1. ACQUISITION

       On June 1, 1998 the shareholders of the Company consummated an exchange of all the outstanding common stock of the Company for 214,286 shares of common stock of Synaptx Worldwide, Inc. ("Synaptx"). In addition, Synaptx agreed to issue to the shareholders of the Company a maximum of $375,000 of Synaptx common stock over two years if certain pre-defined revenue and income targets are met for the subsequent two years.

       In conjunction with the acquisition, Synaptx entered into a thirty-five month employment agreement with the Company's president. The agreement shall be automatically renewed for two successive one year terms unless canceled by either party at least thirty days prior to the then current term's expiration. The agreement calls for an annual salary of $120,000. The agreement also calls for additional commission based on revenues and profitability.

NOTE 2. SIGNIFICANT CUSTOMERS

       For the year ended May 31, 1998, two customers accounted for 33.3%, and 29.2% respectively of total commissions earned. These customers represent approximately 28.5% and 27.6% respectively, of total accounts receivable at May 31, 1998.

NOTE 3. OPERATING LEASE COMMITMENTS

       The Company occupies its main office space under a lease expiring February 28, 2001. Rentals are subject to annual escalation charges based upon increases in operating expenses and real estate taxes.

       The Company also leases automobiles under operating leases for the use of its salespersons. The leases range from thirty-six to forty-eight months at which time the Company has a purchase option.

       As of May 31, 1998, the Company's future minimum lease payments under operating leases are as follows:

                    Year ended May 31, 1999              $ 47,980
                    Year ended May 31, 2000                43,116
                    Year ended May 31, 2001                25,759
                    Year ended May 31, 2002                   318
                                                        ---------

                    Total future minimum
                      lease payments                    $ 117,173
                                                        =========

       Office rent expense amounted to approximately $ 20,442 for the year ended May 31, 1998, and auto lease expense amounted to approximately $18,475 for the year ended May 31, 1998.


NOTE 4.  SUPPLEMENTAL CASH FLOW DISCLOSURE

Cash paid during the year for interest was $ 1,600 for the year ended May 31, 1998.

                    SYNAPTX WORLDWIDE, INC. AND SUBSIDIARIES

              Pro Forma Condensed Consolidated Financial Statement
                           Year Ended August 31, 1997


         The following unaudited pro forma condensed consolidated statement of operations for the year ended August 31, 1997 give effect to the acquisition of Primus Marketing Associates, Inc. which was made as of June 1, 1998. The acquisition was accounted for using the purchase method of accounting. Accordingly, the results of operations of the acquired entity have not been reflected in the Company's statement of operations since the acquisition date was subsequent to the Company's fiscal year end. The pro forma information has been prepared as if the acquisition occurred on September 1, 1996 and is based on historic financial statements of Synaptx Worldwide, Inc. from September 1, 1996 to August 31, 1997 and Primus Marketing Associates, Inc. from September 1, 1996 to August 31, 1997.

         The unaudited pro forma statement of operations has been prepared by management based upon the financial statements of Synaptx Worldwide, Inc. and the acquired entity. These pro forma results may not be indicative of the results that actually would have occurred if the combination had been in effect since inception or which may be obtained in the future.

                    SYNAPTX WORLDWIDE, INC. AND SUBSIDIARIES
            Consolidated Condensed Pro Forma Statement of Operations
                           Year Ended August 31, 1997
                                   (Unaudited)

                              Synaptx         Primus      Pro forma
                            Worldwide      Marketing    Adjustments     Pro forma
                                 Inc.     Associates       Increase      Consoli-
                                                Inc.      (Decrease)       dation
REVENUES                  $ 3,601,124    $ 1,190,496    $      --      $ 4,791,620
COST OF REVENUES            2,571,467        913,817         25,500      3,510,784
                          -----------    -----------    -----------    -----------
GROSS PROFIT                1,029,657        276,679         25,500      1,280,836
                          -----------    -----------    -----------    -----------

EXPENSES
  Selling, general
     & administrative       1,384,481        228,050                     1,612,531
  Depreciation                 67,915         24,083                        91,998
  Amortization                129,372           --           27,329        156,701
  Interest expense, net        50,444           --                          50,444
                          -----------    -----------    -----------    -----------
  Total expenses            1,632,212        252,133         27,329      1,911,674
                          -----------    -----------    -----------    -----------

NET (LOSS) INCOME         $  (602,555)   $    24,546    $   (52,829)   $  (630,838)
                          ===========    ===========    ===========    ===========


Weighted Average Shares
Outstanding                 4,339,640                       214,286      4,553,926
                          ===========                   ===========    ===========

NET LOSS PER SHARE OF
COMMON STOCK              $     (0.14)                                 $     (0.14)
                          ===========                                  ===========


                    SYNAPTX WORLDWIDE, INC. AND SUBSIDIARIES

                 Note to Condensed Pro Forma Financial Statement
                 -----------------------------------------------

           On June 1, 1998, Synaptx Worldwide, Inc. (the "Company") entered into an Agreement and Plan of Merger ("Agreement") with Shareholders of Primus Marketing Associates, Inc., Inc., a Minnesota Corporation, ("Primus") related to the acquisition by the Company of one hundred percent (100%) of the issued and outstanding shares of capital stock of Primus. In reliance upon and pursuant to the basic terms of the Agreement, the Company and John Primus and Janine Primus, the shareholders of Primus (collectively the "Primus Shareholders" and individually the "Primus Shareholder") executed the Agreement whereby Primus Shareholders exchanged all of their right, title and interest and obligations in their Primus Common Stock to the Company. The Agreement provided for the purchase by Synaptx Worldwide, Inc. of all the issued and outstanding capital stock of Primus Common Stock for 214,286 shares of the Company's $ .001 par value common stock.

         The transaction was recorded under the purchase method of accounting. The total cost of the acquisition was approximately $ 375,000, which exceeded the fair value of assets acquired by approximately $ 273,000. This amount is being amortized over ten years.

         Pro forma adjustments related to the acquisition of the Acquiree include (1) the increase in cost of revenues related to employee commissions and salaries to reflect amounts contractually obligated under an employment agreement with the President, and (2) amortization of the cost in excess of fair value of assets acquired of $27,329.

                    SYNAPTX WORLDWIDE, INC. AND SUBSIDIARIES

              Pro Forma Condensed Consolidated Financial Statements
                         Nine Months Ended May 31, 1998


         The following unaudited pro forma condensed consolidated balance sheet as of May 31, 1998 and statement of operations for the nine months ended May 31, 1998 give effect to the acquisition of Primus Marketing Associates, Inc. which was made as of June 1, 1998. The acquisition was accounted for using the purchase method of accounting. Accordingly, the results of operations of the acquired entity have not been reflected in the Company's financial statements since the acquisition date was subsequent to the Company's quarter end results. The pro forma balance sheet information represents Synaptx Worldwide, Inc. and subsidiaries as of May 31, 1998 and Primus Marketing Associates, Inc. as of the acquisition date balance sheet, June 1, 1998. The pro forma operating results have been prepared as if the acquisition occurred on September 1, 1997 and is based on historic financial statements of Synaptx Worldwide, Inc. from September 1, 1997 to May 31, 1998 and, Primus Marketing Associates, Inc. from September 1, 1997 to May 31, 1998.

         The unaudited pro forma consolidated balance sheets and statements of operations, have been prepared by management based upon the financial statements of Synaptx Worldwide, Inc. and the acquired entity. These pro forma results may not be indicative of the results that actually would have occurred if the combination had been in effect since inception or which may be obtained in the future.

                    SYNAPTX WORLDWIDE, INC. AND SUBSIDIARIES
                 Consolidated Condensed Pro Forma Balance Sheets
                               As of May 31, 1998
                                   (Unaudited)


                                           Synaptx         Primus      Pro forma
                                         Worldwide      Marketing    Adjustments      Pro forma
                                               Inc.    Associates       Increase       Consoli-
                                                             Inc.     (Decrease)         dation

ASSETS
Cash                                   $   122,478    $       625    $      --      $   123,103
Accounts receivable                        814,173        118,386                       932,559
Prepaid expenses and deposits               94,088                          --           94,088
                                       -----------    -----------    -----------    -----------
   Total current assets                  1,030,739        119,011           --        1,149,750
                                       -----------    -----------    -----------    -----------

Property and equipment                     380,828        141,055       (102,331)       419,552
Less accumulated depreciation             (138,897)      (102,331)       102,331       (138,897)
                                       -----------    -----------    -----------    -----------
  Net property and equipment               241,931         38,724           --          280,655
                                       -----------    -----------    -----------    -----------

Costs in excess of
  net assets acquired                    2,409,601           --          273,281      2,682,882
Other assets                               246,729           --             --          246,729
                                       -----------    -----------    -----------    -----------

Total assets                           $ 3,929,000    $   157,735    $   273,281    $ 4,360,016
                                       ===========    ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                       $   914,458    $    13,216                   $   927,674
Accrued expenses and taxes                 224,975         33,533                       258,508
Notes payable                              293,680                                      293,680
Current portion of long-term debt          206,000          3,180                       209,180
Deferred revenue                           148,427           --             --          148,427
                                       -----------    -----------    -----------    -----------
   Total current liabilities             1,787,540         49,929           --        1,837,469


Long-term debt,
  net of current portion                   268,474          6,086           --          274,560
Commitments                                   --             --             --             --

Preferred stock                                137           --                             137
Common stock                                 5,738              2            212          5,952
Additional paid-in capital               3,320,819         39,842        334,945      3,695,606
Retained earnings                       (1,453,708)        61,876        (61,876)    (1,453,708)
                                       -----------    -----------    -----------    -----------
Total stockholders' equity               1,872,986        101,720        273,281      2,247,987
                                       -----------    -----------    -----------    -----------

Total liabilities and equity           $ 3,929,000    $   157,735    $   273,281    $ 4,360,016
                                       ===========    ===========    ===========    ===========

                    SYNAPTX WORLDWIDE, INC. AND SUBSIDIARIES
            Consolidated Condensed Pro Forma Statements of Operations
                         Nine Months Ended May 31, 1998
                                   (Unaudited)

                                                       Primus      Pro forma
                                       Synaptx      Marketing    Adjustments     Pro forma
                                     Worldwide    Associates,       Increase      Consoli-
                                          Inc.           Inc.     (Decrease)        dation

REVENUES                           $ 4,451,882    $   751,563    $      --      $ 5,203,445
COST OF REVENUES                     3,546,102        625,039        (27,500)     4,143,641
                                   -----------    -----------    -----------    -----------
GROSS PROFIT                           905,780        126,524         27,500      1,059,804
                                   -----------    -----------    -----------    -----------

EXPENSES:
 Selling, general &
   administrative                    1,412,805        186,647        (17,500)     1,581,952
 Depreciation                           65,984         25,900           --           91,884
 Amortization                          150,531           --           20,500        171,031
 Interest expense, net                  36,558          1,116           --           37,674
                                   -----------    -----------    -----------    -----------
  Total Expenses                     1,665,878        213,663          3,000      1,882,541
                                   -----------    -----------    -----------    -----------

NET LOSS                           $  (760,098)   $   (87,139)   $    24,500    $  (822,737)

Cumulative convertible preferred
 stock dividend requirements            17,000                                       17,000
                                   -----------                                  -----------
Net loss applicable to
 common shareholders               $  (777,098)                                 $  (839,737)
                                   ===========                                  ===========

Weighted Average Shares
Outstanding                          5,398,846                       214,286      5,613,132
                                   ===========                   ===========    ===========

NET (LOSS) PER SHARE OF
COMMON STOCK                       $     (0.14)                                 $     (0.15)
                                   ===========                                  ===========


                    SYNAPTX WORLDWIDE, INC. AND SUBSIDIARIES

                Note to Condensed Pro Forma Financial Statements
                ------------------------------------------------


           On June 1, 1998, Synaptx Worldwide, Inc. (the "Company") entered into an Agreement and Plan of Merger ("Agreement") with Shareholders of Primus Marketing Associates, Inc., a Minnesota Corporation, ("Primus") related to the acquisition by the Company of one hundred percent (100%) of the issued and outstanding shares of capital stock of Primus. In reliance upon and pursuant to the basic terms of the Agreement, the Company and John Primus and Janine Primus, the shareholders of Primus (collectively the "Primus Shareholders" and individually the "Primus Shareholder") executed the Agreement whereby Primus Shareholders exchanged all of their right, title and interest and obligations in their Primus Common Stock to the Company. The Agreement provided for the purchase by Synaptx Worldwide, Inc. of all the issued and outstanding capital stock of Primus Common Stock for 214,286 shares of the Company's $ .001 par value common stock.

           The transaction was recorded under the purchase method of accounting. The total cost of the acquisition was approximately $ 375,000, which exceeded the fair value of assets acquired by approximately $ 273,000. This amount is being amortized over ten years.

                  Pro forma adjustments related to the acquisition of Primus recorded in the consolidated condensed pro forma balance sheets include (1) the restatement of fixed assets to estimated fair market value (2) the recording of costs in excess of net assets acquired of $273,281 (3) the recording of entries to reflect the acquisition of the stockholders' equity including the issuance of the common stock at par value with the excess over par going to additional paid-in capital net of the elimination of Primus common stock and retained earnings to reflect the purchase accounting treatment of the acquisition.

           Pro forma adjustments related to the acquisition of Primus as recorded in the consolidated condensed pro forma statement of operations include
(1) the reduction of cost of revenues related to employee commissions and salaries to reflect amounts contractually obligated under employment agreements with key employees of $27,500, (2) amortization of costs in excess of fair value of assets acquired of $20,500, and (3) the reduction of non-recurring selling, general, and administrative expenses related to professional fees incurred by Primus as a result of the Synaptx transaction of $17,500.

           As of May 31, 1998, Synaptx Worldwide, Inc. had 5,737,661 shares of common stock outstanding. The acquisition of Primus resulted in the issuance of 214,286 shares for a total of 5,951,947 shares outstanding on a pro-forma basis.

 SIGNATURE



           In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         SYNAPTX WORLDWIDE, INC.



Date:   August 14, 1998           /s/ Richard E. Hanik
                                 -----------------------------------------------
                                 RICHARD E. HANIK, Chief Financial Officer

                                   EXHIBIT INDEX


                Exhibit          Description
                -------          -----------

                  10.1 Agreement and Plan of Stock for Stock Exchange, dated June 1, 1998, between Synaptx Worldwide, Inc. (the "Company") and John Primus and Jannine Primus.

                  10.2 Employment Agreement, dated June 1, 1998, between Primus Marketing Associates, Inc. and John E. Primus.

                  10.3 Non-compete Agreement, dated June 1, 1998, between the Company and John E. Primus.

                  10.4 Non-compete Agreement, dated June 1, 1998, between the Company and Jannine Primus.